Exhibit 10.3

Execution Version

To: Each Collateral Agent under the First Lien Intercreditor Agreement (in each case, as such terms are defined below)

JOINDER NO. 1 (this “Joinder”) dated as of March 15, 2013, to the First Lien Intercreditor Agreement, dated as of March 2, 2012 (as amended or supplemented from time to time, the “First Lien Intercreditor Agreement”), among CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Bank Collateral Agent for the Credit Agreement Secured Parties (in each case, as defined below), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Indenture Agent for the Indenture Secured Parties (in each case, as defined below), each Grantor party thereto and each Additional Agent (as defined below) from time to time party thereto for the Additional Secured Parties of the Series (as defined below) with respect to which it is acting in such capacity.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B. The Bank Collateral Agent, the Indenture Agent, the Grantors from time to time party thereto and each Additional Agent from time to time party thereto have entered into the First Lien Intercreditor Agreement and pursuant to Section 5.02(c) of the First Lien Intercreditor Agreement in order to create a Series of Additional Obligations, the undersigned Additional Agent (the “New Agent”) is executing this Joinder as an Additional Agent on behalf of the Series of Secured Parties it represents with respect to such Additional Obligations under the First Lien Intercreditor Agreement.

C. Pursuant to the terms of the First Lien Intercreditor Agreement, the Grantors have entered into an Additional Agreement under which the Grantors have incurred Additional Obligations. The Additional Obligations are the 6.125% Senior Secured First Lien Notes due 2020, issued pursuant to that certain Indenture, dated March 15, 2013, among the Grantors and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent.

D. In consideration of the mutual agreements contained in the First Lien Intercreditor Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Agent, on behalf of the Series of Secured Parties it represents, hereby agrees as follows.

SECTION 1. In accordance with the First Lien Intercreditor Agreement, (a) the New Agent by its signature below becomes a Collateral Agent under, and the related Series of Additional Obligations and Additional Secured Parties become subject to and bound by, the First Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Collateral Agent, and (b) the New Agent, on its behalf and on behalf of such Additional Secured Parties hereby agree to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Collateral Agent thereunder. Each reference to a “Collateral Agent” in the First Lien Intercreditor Agreement shall be deemed to include the New Agent. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Agent represents and warrants to each Collateral Agent and the Secured Parties that (a) it has full power and authority to enter into this Joinder, in its capacity as trustee, (b) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally (regardless of whether enforcement is considered in a proceeding at law or in equity) and subject to general principles of equity and (c) the Credit Documents relating to such Additional Obligations provide that, upon the New Agent’s entry into this Joinder, the holders of such Additional Obligations will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Additional Secured Parties.

SECTION 3. This Joinder shall become effective when the Applicable Collateral Agent shall have received a counterpart of this Joinder that bears the signatures of the New Agent. Delivery of an executed signature page to this Joinder by facsimile transmission or e-mail shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4. Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Joinder held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder and under the First Lien Intercreditor Agreement to the New Agent shall be given to it at its address set forth below, or to such other address as such New Agent may hereafter specify.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the New Agent has duly executed this Joinder to the First Lien Intercreditor Agreement as of the day and year first above written.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as New Agent

By:	/s/ Teresa Petta
Name:	Teresa Petta
Title:	Vice President

Address for Notices:
The Bank of New York Mellon Trust Company, N.A.
10161 Centurion Parkway
Jacksonville, Florida 32256 Fax No.: (904) 645-1921 Attn: Corporate Trust Administration
with a copy to:
Emmet, Marvin & Martin, LLP 120 Broadway New York, New York 10271 Fax No.: (212) 238-3100 Attn: Elizabeth M. Clark, Esq.

SIGNATURE PAGE TO JOINDER TO

FIRST LIEN INTERCREDITOR AGREEMENT

Acknowledged and Agreed to as of the date hereof by:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Applicable Collateral Agent

By:	/s/ Kevin Buddhdew		/s/ Patrick L. Freytag
	Name:	Kevin Buddhdew	Patrick L. Freytag
	Title:	Vice President	Associate

Address for Notices:

Credit Suisse AG, Cayman Islands Branch

Robert Hetu

Eleven Madison Avenue, New York, NY 10010

Fax No.: 212-743-1857

Attn: Robert Hetu

with a copy to:

Cahill

Corey Wright

80 Pine Street, New York, NY 10005

Fax: 212-378-2544

SIGNATURE PAGE TO JOINDER TO

FIRST LIEN INTERCREDITOR AGREEMENT